Exhibit 99.2

From: Rohit Krishnan

Subject: Resignation

Date: November 17, 2022 at 7:29:29 PM GMT+2

To: Mark Radom

Hi Mark

As discussed, just wanted to send you a note that I have to resign from the cnxa board due to other professional obligations.

Regards